DPA 38-095                                                         EXHIBIT 10.6
                                                                   ------------









                          TECHNOLOGY LICENSE AGREEMENT
                                     BETWEEN

                             SOLCOM SYSTEMS LIMITED

                                       AND

                             HEWLETT-PACKARD COMPANY

1.15 Any reference in this Agreement to "dollars" or "S" shall mean United States Dollars, and any reference to "pounds" or "(pound)" shall mean British Pounds Sterling.

DEVELOPMENT WORK

2.1 SolCom shall complete the development work ("NPE") in accordance with Appendix A. Upon completion of each "Deliverable" specified in Appendix A, SolCom shall deliver to HP up to five Probes (as determined by HP) and one copy of the associated Firmware for the purpose of consistent certification of the Deliverable by HP. Any Probes delivered to HP for the purpose of certification of Deliverables, and not purchased by HP under the terms of Item 4 of Appendix D, shall be returned to SolCom within five working days from the end of the "HP Review Period" specified in Appendix A.

2.2 HP shall pay the NPE of sixty-two thousand nine hundred sixty-eight dollars in accordance with the "NPE Schedule" in Appendix A

2.3      SolCom shall ensure that any Probes delivered to HP in accordance with
         Section 2.1 above and Item 4 in Appendix D are compatible with HP's software as defined in Appendix F.

2.4 In an effort to keep the Technology current, SolCom shall provide HP with RMON-11 within six months from Effective Date of this Agreement or publication date of the Draft Standard, whichever is later. SolCom shall provide any other developments that result in performance enhancements or bug fixes when they become available at no additional increase in the "License Fee" in Appendix D).

2.5 HP shall be entitled to terminate this Agreement and receive a one-hundred percent refund of all NRE paid to date if SolCom fails to deliver in accordance with the NRE Schedule detailed in Appendix A.

2.6 HP shall provide all necessary technical information to SolCom for incorporating the BP Technology into the Probe by SolCom within five days of receipt of a request.

2.7      SolCom shall deliver the  Documentation  to HP in  accordance  with the schedule in Appendix A.

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


2.8      The deliverables and acceptance process are defined in Appendix A.


3        LICENSE GRANT

     3.1 SolCom hereby grants to HP and its subsidiaries a world-wide, non-exclusive license in the Technology to use, make, have made, display, disclose, reproduce, create derivative works, sell and distribute with the right to grant licenses of or within the scope of this license.

     3.2 Except as expressly provided in this Agreement, SolCom retains all rights to the specific implementation of the Technology.

     3.3 HP shall own all right, title and interest in all modifications made by HP pursuant to Section 3.1 above.

     3.4 This Agreement does not preclude HP from independently developing, acquiring, or manufacturing technology which is similar to or competitive with the Technology, provided that such development does not rely on, incorporate or use SolCom's intellectual property. SolCom acknowledges that HP currently manufactures products based on technology which is similar to the Technology, and will continue to do so in the future; HP shall not be liable for any Licensing Fee or other obligation to SolCom by reason of such products. HP acknowledges that SolCom develops and plans to manufacture and sell products based on the Technology, and will continue to do so in the future; nothing in this Agreement shall prevent SolCom from doing so.

     3.5 Nothing in this Agreement requires HP to market a product using the licensed Technology. HP shall have the authority to market or not market the HP Product as it deems appropriate.


4    ENHANCEMENTS AND NEW TECHNOLOGIES

     4.1 SolCom grants to HP the right of first refusal on any Enhancement or New Technology developed by and for SolCom during the term of this Agreement.

     4.2 At least sixty days prior to the first commercial release of any Enhancement or New Technology, SolCom shall notify and provide HP with the related specification for HP to test and evaluate. HP shall evaluate the Enhancement or New Technology and decide if HP wishes to adopt it within thirty days from notification.

     4.3 If HP wishes to adopt any Enhancement or New Technology after the evaluation, HP shall so notify SolCom. SolCom and HP agree to negotiate in good faith to define functionality, development costs, licensing fee, term, and schedule for adding the Enhancement or New Technology to this Agreement.

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



4.4 Subject to Section 4.3 above, SolCom grants to HP the option to add any Enhancement or New Technology to this Agreement on an exclusive basis.

4.5 HP may from time to time propose Enhancements. SolCom and HP agree to negotiate in good faith to define functionality, development costs, licensing fee, and schedule for adding the Enhancement to this Agreement.


SUPPORT

5.1 SolCom shall provide HP with as much consulting and training as HP may require in order to successfully manufacture HP Products, including HP Products which incorporate Enhancements or New Technology. Up to five days of consulting and training shall be at no charge to HP, and HP has the option of paying for additional days at the rate of (pound)500.00 per SolCom person per day. An additional five days will be provided to HP at no charge for each significant Enhancement or New Technology adopted by HP pursuant to Section 4 above. HP shall pay reasonable, actual travel and per diem expenses.

5.2      SolCom shall provide a  knowledgeable  Account  Manager as described in
         Article  11.1 below,  for  coordinating  the support  described in this
         Article 5, as well as the resolution of any other issues that may arise under this Agreement.

5.3 HP shall be responsible for support of its customers. If HP receives a problem report from any customer, HP will attempt to reproduce the bug on Derived Hardware. If HP is able to reproduce the bug then HP will give notice of the problem to SolCom. SolCom shall take appropriate action to resolve the problem in accordance with Section 5.8 below.

5.4 HP may duplicate and use, either internally or for HP's customers, all training classes and training materials developed by SolCom with respect to the HP Product, in any manner HP reasonably deems appropriate.

5.5 The obligations of SolCom pursuant to this Article 5 shall continue for a period of five years after the expiration or termination of this Agreement.

5.6 For the term of this Agreement, at no additional charge to HP, SolCom shall provide HP with ongoing technical support for the Technology, such technical support shall include but not be limited to:

         (a) Providing normal evolutionary enhancements to stay in compliance with the FDDI RMON Standard;

         (b) Receiving defect reports and fixing defects or providing workarounds;

         (c) Maintaining a telephone number for HP to call during normal business hours or an


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



               electronic mail address to report problems and receive assistance;

         (d) Providing prompt communication and assistance to HP for the resolution of problems;

         (e) Providing updates from time to time, when appropriate, and instructions for implementation; and

         (f) Providing HP with either a written quarterly report of all known defects in the Technology or electronic access to SolCom's Defect Log.

5.7 At HP's option, SolCom will provide ongoing technical support as described in Sections 5.6 and 5.8, for a period of five years after the expiration of this Agreement, for an annual fee not to exceed $5,000.00.

5.8 HP will notify SolCom of any defects or deficiencies in the Technology and SolCom shall timely and reasonably remedy such defects in accordance with HP's priority classification as defined in Phase 1 of Appendix A. SolCom's obligation to rectify reported defects in the Technology is contingent upon receiving a full description of the defect and such information as necessary to characterize the defect and the circumstances under which it is observed. In the event HP notifies SolCom of a defect, SolCom shall respond in accordance with RP's priority classification in Phase 1 of Appendix A. SolCom shall remedy all defects by repairing the revision of the FDDI RMON Technology and OS Software which HP is then currently distributing, or providing a workaround that is acceptable to HP.

5.9 SolCom shall provide HP designated support personnel with a technical training class at HP on the HP Product for up to two days. Such training class shall provide HP support personnel with sufficient information to fully support and maintain the HP Product and shall include disclosure of principles of operation and disclosure of those tools necessary to support the HP Product as well as any other content as may be mutually agreed by the SolCom and HP support/Account Managers. The class shall be taught in a manner to permit the HP students to train other HP employees ("train-the-trainer method"). Such training shall be at no charge to HP except for (i) reasonable, actual travel and per diem charges for SolCom instructors and HP students and
         (ii) reasonable costs for video tapes, technical notes or other material which SolCom supplies to HP. HP shall have the right to copy any materials provided by SolCom for the purpose of enabling HP to train other employees on the operation of the HP Product. SolCom may charge HP, at the rate of (pound)500.00 per SolCom person per day, for additional HP Product training classes as requested by HP.

5.10 SolCom shall provide an additional technical training session under the same conditions each time an Enhancement or New Technology is added to this Agreement; the parties may mutually agree to a less extensive training session for insubstantial Enhancements or


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             New Technologies.

6    LICENSING FEES

     6.1 In consideration for the rights granted to HP by SolCom in this Agreement, HP shall pay a "License Fee" to SolCom in accordance with this Article 6 and Appendix D.

     6.2 HP shall pay SolCom a License Fee for each HP Product or any product incorporating the licensed Technology licensed or distributed to third parties by HP, HP's subsidiaries, or HP's licensee's. No License Fee shall be due for:

            (a) any HP Product or product incorporating the licensed Technology subsequently returned for a refund or other adjustment;

            (b) any HP Product or product incorporating the licensed Technology used by or distributed by HP for reasonable demonstration, training, or support purposes;

            (c) any user or technical documentation which may be distributed in conjunction with the HP Product or product incorporating the licensed Technology; or

            (d) any enhancements, updates or replacement HP Products or products incorporating the licensed Technology which are shipped by HP to its resellers or end-users.

     6.3 License Fee payments due SolCom may be bundled and remitted at the end of each HP fiscal quarter, reflecting HP Products and any product incorporating the licensed Technology shipped during the previous fiscal quarter, less any recoverable fees already paid by HP and any credits for returns, refunds to customers, or other adjustments. HP will make best efforts to remit License Fee payments to SolCom by the seventh working day after the end of each fiscal quarter. The amount of these payments and any other information associated to these payments is confidential information of HP.

     6.4 HP shall provide to SolCom a monthly report due fifteen days after the end of each calendar month of the sales for that month. SolCom may, at its sole expense and no more frequently than once a year, engage an independent auditor mutually acceptable to HP for the purpose of verifying License Fee payments. HP will maintain appropriate records, including sub-licensee sales, and make such records reasonably available to the auditor. If such records are found to be in error by more than five percent, then HP shall pay the deficient amount and the cost of the audit.

     6.5 SolCom shall be solely liable for taxes on all fees paid to SolCom by HP under this Agreement, including all state withholding and local use, sales, property (ad valorem), and other taxes but excluding taxes calculated solely on HP's income.

     6.6 All payments to SolCom are to be paid in Pounds Sterling ((pound)) based on the exchange rate of


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            $ 1.575 is equivalent to one Pound Sterling and will be wired to:

                         The Bank of Scotland
                         38 St Andrew Square
                         Edinburgh, Scotland
                         Account #: 00-853-226
                         Sort Code #: 80-31-20

     6.7 In accordance with the tax treaty between the United States and the United Kingdom which exempts industrial royalties from taxation, SolCom has completed a Department of the Treasury, Internal Revenue Service Form 1001 and provided it to HP for inclusion into Appendix I of this Agreement.


7    CONFIDENTIAL INFORMATION

     7.1 During the term of this Agreement, both parties will require access to information which the other considers confidential (collectively "Confidential Information"), each party has agreed to disclose and receive the information in confidence by signing a two-way Non-Disclosure Agreement (Appendix G). The Confidential Information shall be labeled confidential and shall only be used by those employees of the receiving party who have a need to know such information. Except as provided for in Article 9, on termination of the Agreement, all Confidential Information (including all copies made) shall be returned by the recipient to the originator or destroyed, at the originator's option.

     7.2 Confidential Information shall be safeguarded by the receiving party for five years after receipt against disclosure to third parties by employing the same degree of care as the receiving party uses for its own information of a similar nature.

     7.3 No obligations of confidentiality shall extend to information which is:

            (a)   Publicly available through no fault of the receiving party;

            (b)   Independently developed by the receiving party;

            (c)   Already in the receiving party's possession;

            (d) Rightfully received from a third party without an obligation of confidentiality;

            (e)   Disclosed to a third party without a duty of confidentiality;
                  or

            (f)   Disclosed under operation of law.


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



8    WARRANTIES

     8.1 SolCom warrants that (excluding any claims arising by Willemijn Houdstermaatschappij BV (a.k.a. Soderblom) toward the Technology, which HP waives indemnification):

            (a) It has full power and authority to grant HP the rights granted herein; and

            (b) The Technology does not infringe or otherwise violate any patent, copyright, trade secret or other proprietary right of any third party; and

            (c) SolCom is not aware of any facts upon which such a claim for violation or infringement could be based.

     8.2 SolCom will indemnify and defend HP from any costs, claims, suit, or proceeding brought against HP or its customers insofar as it is based on a claim that any program, documentation, hardware, technology, copyright, or trade name or any part thereof, furnished by SolCom under this Agreement constitutes an infringement of any patent copyright, trademark, trade name, or unauthorized trade secret use, if notified promptly in writing of such claim, and given authority, information and assistance (at SolCom's expense) to handle the claim and the defense of any suit or proceeding. SolCom agrees to pay all damages and costs awarded therein against HP and its customers. In case any Program or documentation or any part thereof is in such suit held to constitute an infringement and its use is enjoined, SolCom shall, at its own expense and at its option, either procure for HP and its customers the right to continue use or, if applicable, replace the same with a noninfringing Program and documentation of equivalent function and performance, or modify them so they become noninfringing without detracting from function or performance. SolCom warrants that all hardware, firmware, and software provided within the scope of the Agreement shall conform and perform in accordance with all specifications and documentation provided by SolCom as part of this Agreement.

     8.3 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SOLCOM MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE TECHNOLOGY, ITS MERCHANTABILITY, OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

     8.4 EXCEPT AS PROVIDED IN SECTION 8.2 ABOVE, IN NO EVENT SHALL HP OR SOLCOM BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE UNDER THIS AGREEMENT, WHETHER SUCH DAMAGES ARE BASED ON TORT, CONTRACT, OR ANY OTHER LEGAL THEORY AND WHETHER ADVISED OF POSSIBILITY OF SUCH DAMAGES


 ACCESS TO SOURCE CODE


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9.1      SolCom  agrees to  escrow  the  source  code to all OS  Software  at HP
         Corporate Headquarters. The terms of such escrow are set forth in Appendix J.

9.2 SolCom agrees to make the initial deposit of Source Code within forty-five days of the Effective Date. All revisions and updates shall be deposited into escrow within forty-five days of release.

9.3 SolCom agrees to maintain the source code in escrow for five years after the expiration of this Agreement.

9.4 The Source Code Deposit Agreement (Appendix J) shall allow access to the source code under the following conditions, providing HP gives SolCom ten days notice of intent to access:

         (a) If SolCom is in breach of this Agreement and the breach is remediable and SolCom doe not remedy such breach within thirty days of notice from HP, then HP shall be entitled access to the source code and Documentation for the purpose of curing the breach. License Fees will accrue, but no License Fees shall be payable by HP until SolCom or its successor performs. or,

         (b) Failure of SolCom within thirty days of HP's giving notice to SolCom, to fulfill its support obligations as required in this Agreement.

9.5 Nothing in this Article 9 shall remove HP's obligation to pay License Fees in the event of the contingencies in paragraph 9.4 (a) or (b).

9.6 Failure of SolCom to comply with this Article 9 shall constitute a material breach of this Agreement.


TERMINATION

10.1 This Agreement shall expire three years from the first production shipment of the HP Product. In the case of any Enhancement or New Technology added to this Agreement in accordance with Article 4 above, the term for the Enhancement or New Technology shall be mutually agreed to by both parties.

10.2 In the event of a breach of this Agreement by a party hereto, the non-breaching party shall give notice of such default to the other party and, if the breach is not cured within sixty calendar days of such notice, shall be entitled to terminate the Agreement.

10.3 The obligations and rights in Articles 5, 6, 7, 8, and 9 as well as HP's rights in Section 3.1 shall survive the expiration or earlier termination of this Agreement, except that the obligations regarding confidentiality and support shall survive only through the end of the


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         periods sat forth in the applicable provisions of this Agreement.


MISCELLANEOUS PROVISIONS

11.1 The parties shall each designate an Account Manager who shall act as an overall coordinator for activities performed under this Agreement. The parties' initial Account Managers are identified in Section 1 1.2 below. Either party may change its Account Manager by providing notice to the other party.

11.2 All notices given pursuant to this Agreement shall be in writing, and shall be considered given upon personal delivery, upon forty-eight hours after sending by fax or air express, or upon ten days after deposit in the United States Mail, certified mail return receipt requested. All notices shall be addressed to the appropriate Account Manager as specified below:

   Solcom:                                   HP:
   SolCom Systems Limited                    Hewlett-Packard Company
   2 Adam Square                             P.O. Box 7050
   Brucefield Industrial Park                Colorado Springs, Colorado 80933
   Livingston, United Kingdom EH4 9 DE       USA

  Account Manager: Hugh Evans                   Account Manager:  Ted Haller

11.3 Neither party shall publicize or otherwise disclose to any third party the terms or content of this Agreement, except as required by law. In particular, no press releases shall be made by either party without the mutual consent of the other party.

11.4 This Agreement shall be governed by and construed under the laws of England.

11.5 The captions of Articles of this Agreement are for reference only, and shall not be construed as a part of this Agreement.

11.6 Neither party's failure to exercise any right under this Agreement shall constitute a waiver or forfeiture of such right nor of any other right. The remedies specified in this Agreement are in addition to any other remedies available at law or in equity.

11.7 Each Appendix referred to in this Agreement is incorporated in fall in this Agreement wherever reference to it is made.

11.8 Neither party shall be liable to the other under this Agreement for any default or breach due to or caused by any fire, civil unrest, act of God or other event beyond that party's control.

11.9 This Agreement constitutes the entire agreement between the parties as to the matters set forth and integrates all prior discussions and understandings between them.


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11.10    This Agreement may only be modified by a written instrument signed by an authorized representative of both SolCom and HP.

11.11 This Agreement may be executed in counterparts, each of which shall be deemed an original.


SOLCOM SYSTEMS LIMITED                         HEWLETT-PACKARD COMPANY

By:      /s/ P.J. MacLaren                     By:    /s/ William A. Tomeo
Type Name:   P.J. MacLaren                     Type Name:   William A. Tomeo
Title:   Financial Director                    Title:    General Manager
Date:    20 October 1995                       Date:    26 October 1995

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

                                                                    Amendment to
                                                                      DPA 38-097
                                                            aka DPA 0804-95097-1

                            AMENDMENT 1 TO AGREEMENT
                                 NMO DPA 38-097
                              aka DPA 0804-95097-1
                              Between SolCom and HP
                             DATED October 26, 1995

Please amend the opening paragraph to include the following:

         This Amendment ("Amendment) is entered into by SolCom Systems Limited, a company registered in Scotland ("SolCom") the Hewlett-Packard Company, a California corporation (HP). This Amendment is effective upon the date of the last signature ("Amendment Effective Date") and shall remain in effect for three years.

All Articles, Sections and Appendices of the original Agreement shall be binding on this Amendment unless noted below.

Amend entire Agreement by inserting ",Token Ring and Ethernet" immediately after FDDI wherever FDDI is referenced except for:

o        section 1.4 insert "Token Ring or Ethernet"
o        section 1.6 do not insert anything after FDDI
o        section 1.8 do not insert anything after FDDI
o        section 1. 10 insert ",Token Ring or Ethernet"
o Appendix B do not insert anything after any of the FDDI'S, this is a FDDI specific Appendix
o        Appendix D do not insert anything after FDDI

Amend section 1.1 by replacing "Probe " with "Probe(s)"

Amend section 2.2 by adding the following sentence:
"And, HP shall pay the NRE of thirty thousand dollars in accordance with the "NRE Schedule" in Appendix A- 1."

Amend section 5.7 as follows.
At HP's option, SolCom will provide ongoing technical support as described in Sections 5.6 and 5.8, for a period of five years after the expiration of this Agreement, for an annual fee not to exceed $7,500.00.


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


Amend section 6.6 as follows:
All payments to SolCom are to be paid in U.S. Dollars ($) and wired to:

                  The Bank of Scotland
                  120 St Vincent St
                  Glasgow, Scotland
                  Account # 86064USDO1
                  Sort Code #80 20 13

Amend Appendix A to include  Appendix A-1 (see Appendix A-1):

Amend Agreement by inserting "and A-1" after each reference to Appendix A

Amend Appendix B to include Appendix B-1 (see Appendix B-1):

Amend Agreement by inserting "and B-1" after each reference to Appendix B


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



                                                                    Amendment to
                                                                      DPA 38-097
                                                            aka DPA 0804-95097-1

Amend Appendix D to include Appendix D- 1 (see Appendix D- 1):

Amend Agreement by inserting "and D- 1 " after each reference to Appendix D

APPROVED AND AGREED TO:

         SOLCOM SYSTEMS LIMITED               HEWLETT-PACKARD COMPANY


By:      /s/ Peter J. MacLaren                By:    /s/ Bill Tomeo
Type Name:   Peter J. MacLaren                Type Name:    Bill Tomeo
Title:   Financial Director                   Title:    General Manager
Date:    26 February 1996                     Date:    March 4, 1996



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
                                                                     Amendment 2
                                                                DPA 0804-95097-2


                            AMENDMENT 2 TO AGREEMENT
                                 NMO DPA 38-097
                              AKA DPA 0804-95097-2
                              Between SolCom and HP
                             DATED October 26, 1995

This Amendment ("Amendment") is entered into by SolCom Systems Limited, a company registered in Scotland ("SolCom") the Hewlett-Packard Company, a California corporation ("HP"). This Amendment is effective upon the date of the last signature ("Amendment Effective Date") and shall remain in effect for three years.

All Articles, Sections and Appendices of the original Agreement shall be binding on this Amendment unless noted below:

Amend Section 1 to include the following definition:

1.16     "Fast-Ethernet" shall mean 100MB/second Ethernet Technology.

1.17 "Probe architecture" shall be a SolCom hardware and software design combination which results in a new HP probe.

All Articles, Sections and Appendices of the original Agreement and any Amendments shall be binding on this Amendment unless noted below:

Amend entire Agreement and any Amendments by inserting " and Fast-Ethernet " immediately after Ethernet wherever Ethernet is referenced.

Amend section 5.7 as follows:

At HP's option, SolCom will provide ongoing technical support as described in Sections 5.6 and 5.8 for a period of five years after the expiration of this agreement, for an annual fee of $2000.00 per probe architecture. If HP elects ongoing support, it must be purchased for all probe architectures covered by this contract

Amend Appendix B to include Appendix B-2 (see Appendix B-2):

Amend Agreement by inserting "and B-2" after each reference to Appendix B

Amend Appendix D to include Appendix D-2 (see Appendix D-2):

Amend Agreement by inserting "and D-2 " after each reference to Appendix D


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


Amend Agreement by adding Appendix K

APPROVED AND AGREED TO:

         SOLCOM SYSTEMS LIMITED                 HEWLETT-PACKARD COMPANY

By:      /s/ P.J. MacLaren                      By:    /s/ Andy Belcher
Type Name:   P.J. MacLaren                      Type Name:   Andy Belcher
Title:   Financial Director                     Title:    NMO Business Manager
Date:    5 July 1996                            Date:    7/17/96


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




                                                                    Amendment to
                                                                      DPA 38-097

                            AMENDMENT 3 TO AGREEMENT
                      NMO DPA 38-097 (aka DPA 0804-95097-1)
                              Between SolCom and HP

Please amend the opening paragraph to include the following:

         This Amendment ("Amendment") is entered into by SolCom Systems Limited, a company registered in Scotland ("SolCom") the Hewlett-Packard Company, a California corporation ("HP"). This Amendment is effective upon the date of the last signature ("Amendment Effective Date") and shall remain in effect for three years.

All Articles, Sections and Appendices of the original Agreement shall be binding on this Amendment unless noted below:

Amend Section 2.2 by adding the following sentence:
         "And, HP shall pay the NRE of Thirty nine thousand five hundred dollars ($39,500) in accordance with the "NRE Schedule" in Appendix A-2"

Add Section 2.9 as follows.
Bonus Clause

o For the FDDI LanProbe modifications which include the addition of an ethernet port with DB-15 and RJ-45 connectors, there shall be a bonus of $500.00 per day paid to Solcom for each day that the Deliverables in Phase 6 are completed prior to the deadline (for example: completion 5 days early 5 x $500.00 = $2,500.00 bonus), with a maximum total bonus of $5,000.00 available to Solcom. The money will be awarded for completing Phase 6 of the NRE schedule in Appendix A-2 in accordance with the established hardware and software quality requirements. Delays in the completion of Phase 6 due to BP's actions shall not affect Solcom's eligibility for the bonus.

o Any delays past the published completion date for phase 6, listed in Appendix A-2 for each deliverable will result in damages to HP. Liquidated Damages in the amount of $500.00 per day for each day late shall be deducted from the NRE payment to Solcom in accordance with the NRE schedule in Appendix A-2. Liquidated Damages will be limited to a total of $5000.00. SolCom's liability for liquidated damages shall be reduced by the extent to which delays in the completion of phase 6 are due to HP's actions.

Amend Appendix A to include  Appendix A-2 (See Appendix A-2):
Amend Agreement by inserting "and A-2" after each reference to Appendix A Amend Appendix B to include Appendix B-3 (see Appendix B-3):

Amend Agreement by inserting "and B-3 " after each reference to Appendix B Amend Appendix D to include Appendix D-3 (see Appendix D-1):
Amend Agreement by inserting "and D-3" after each reference to Appendix D

APPROVED AND AGREED TO:
         SOLCOM SYSTEMS LIMITED                  HEWLETT-PACKARD COMPANY

By:      /s/ Peter James MacLaren                By:    /s/Greg Schiffman
Type Name:        Peter James MacLaren           Type Name:   Greg Schiffman
Title:   Financial Director                      Title:    Controller
Date:    11 March 1997                           Date:    2-23-97
                                             Materials Manager   /s/ Yvonne Peru

                                                                    Amendment to
                                                                      DPA 38-097

                            AMENDMENT 4 TO AGREEMENT
                      NMO DPA 38-097 (aka DPA 0804-95097-1)
                              Between SolCom and HP

Please amend the opening paragraph to include the following:
         This Amendment ("Amendment") is entered into by SolCom Systems Limited, a company registered in Scotland ("SolCom") the Hewlett-Packard Company, a California corporation ("HP"). This Amendment is effective upon the date of the last signature ("Amendment Effective Date") and shall remain in effect for three years.

All Articles, Sections and appendices of the original agreement shall be binding on this amendment unless noted below:

Amend section 1.10 by inserting the following after the phrase "'FDDI RMON
Probe":
                  Multiport Ethernet daughter card or Multiport Token-Ring daughter Card,"

Add sections 1.18, and 1.19:
         1.18 Multiport Ethernet daughter card ('Multiport Ethernet daughter card") shall mean the SolCom technology consisting of schematics, parts list PAL equations and ROMable code to implement a PCI bus card with the ability to simultaneously monitor four interfaces on a switched 10MB/sec Ethernet switch without the use an external hub.

         1.19 Multiport Token-Ring daughter card ("Multiport Token-Ring daughter card') shall mean the SolCom technology consisting of schematics, parts list, PAL equations and ROMable code to implement a PCI bus card with the ability to simultaneously monitor two 4MB/sec or 16MB/sec Token Rings.

Amend section 2.2 by adding the following sentence:
         "And, HP shall pay the NRE of seventy eight thousand four hundred dollars ($78,400) in accordance with the "NRE Schedule" in Appendix A-3 for the development of a Multiport Ethernet PCI Bus daughter card ("Multiport Ethernet daughter card") and a Multiport Token-Ring PCI Bus daughter card "Multiport Token-Ring daughter card").

Add section 2.10 as follows:
Bonus Clause
         o For the Multiport Ethernet daughter card and Multiport Token-Ring daughter card, there shall be a bonus of $400.00 per day paid to SolCom for each day that the Deliverables in Phase 8 are completed prior to the deadline. For example: completion 5 days early = 5 x $400.00 = $2,000.00 bonus, with a maximum total bonus of $5000.00 available to SolCom. The money will be awarded for completing Phase 8 of the NRE schedule in Appendix A-3 in accordance with the Acceptance Criteria and Test Plan included in Appendix B-5 (See

                  Amendment 6). Delays in the completion of Phase 8 due to HP's actions shall not affect SolCom's eligibility for the bonus.
         o Any delays past the published completion date for phase 8, listed in Appendix A-3 for each deliverable will result in damages to HP. Liquidated Damages in the amount of $400.00 per day for each day late shall be deducted from the final NRE payment to SolCom in accordance with the NRE schedule in Appendix A-3. Liquidated Damages will be limited to a total of $5000.00. SolCom's liability for liquidated damages shall be reduced by the extent to which delays in the completion of Phase 8 are due to HP's actions.


Add section 3.6 as follows
         "3.6 HP hereby grants to SolCom a world-wide, non-exclusive license to use the system processor board layout of HP's Fast Ethernet Probe (HP PIN J3458A) for the manufacture and distribution of SolCom Products. HP does not grant SolCom the right to transfer this license or HP Product/HP Technology, to any third party without the prior written consent of HP."

Add section 3.7 as follows
         "3.7 HP hereby grants to SolCom a world-wide, non-exclusive license to use the design and layout of BP's Half and Full Duplex Fast Ethernet daughter cards (HP P/N J3458A, Option 200 and Option 201, respectively) for the manufacture and distribution of SolCom Products incorporating similar Half and Full Duplex Fast Ethernet daughter cards. HP does not grant SolCom the right to distribute individual Full Duplex daughter cards for resale without their incorporation into a SolCom Fast Ethernet Probe Product. HP does not grant SolCom the right to transfer this license or HP Product Technology in respect of Full Duplex daughter cards to any third party without the prior written consent of HP."

Add section 6.8 as follows:
         "6.8 SolCom  shall pay an "NRE  Refund" to HP in  accordance  with this section 6.8 and Appendix D-4 for each SolCom Product sold incorporating a Multiport Token-Ring daughter card.

         6.8.1 SolCom shall pay HP an NRE Refund for each SolCom Product incorporating a Multiport Token-Ring OR Full Duplex Fast Ethernet daughter card per Appendix B- 4. No NRE Refund shall be due for:

                  6.8.1.1 any SolCom Product or product incorporating a Multiport Token-Ring daughter card subsequently returned for a refund or other adjustment;

                  6.8.1.2 any SolCom Product or product incorporating a Multiport Token- Ring daughter card used by or distributed by SolCom for reasonable demonstration, training, or support purposes;

                  6.8.1.3 any enhancements, updates or replacement SolCom Products or products incorporating a Multiport Token-Ring daughter card which are shipped by SolCom to its resellers or end-users.

         6.8.2 NRE refunds due HP may be bundled and reported at the end of each HP fiscal quarter, reflecting SolCom Products and any product incorporating a Multiport Token-Ring daughter card shipped during the previous fiscal quarter, less any recoverable fees already paid by SolCom and any credits for returns, refunds to customers, or other adjustments. SolCom will make best efforts to remit NRE Refund reports to HP by the third working day after the end of each fiscal quarter. The amount of these payments and any other information associated to these payments is confidential information of SolCorn. NRE Refunds due HP by SolCom shall be deducted from License Fees due SolCom as specified in this article 6.

         6.8.3 SolCom shall provide to HP a monthly report due fifteen days after the end of each calendar month of the sales for that month. BP may, at its sole expense and no more frequently than once a year, engage an independent auditor mutually acceptable to SolCom for the purpose of verifying NRE Refund reports. SolCom will maintain appropriate records, including sub-licensee sales, and make such records reasonably available to the auditor. If such records are found to be in error by more than five percent then SolCom shall pay the deficient amount and the cost of the audit.

         6.8.4 HP shall be solely liable for taxes on all fees paid to HP by SolCom under this Agreement, including all state withholding and local use, sales, property (ad valorem), and other taxes but excluding taxes calculated solely on SolCom's income."


Add section 6.9 as follows:
6.9 SolCom shall pay a License Fee to HP in accordance with this section 6.9 and Appendix D-4 for each SolCom Product sold incorporating a Full Duplex Fast Ethernet daughter card.

         6.9.1 SolCom shall pay HP a License Fee for each SolCom Product incorporating Full Duplex Fast Ethernet daughter card, HP P/N J3458A, Option 201. No NRE Refund shall be due for:

                  6.9.1.1 any SolCom Product or product incorporating a Full Duplex Fast Ethernet daughter card subsequently returned for a refund or other adjustment:

                  6.9.1.2 any SolCom Product or product incorporating Full Duplex Fast Ethernet daughter card used by or distributed by SolCom for reasonable demonstration training, or support purposes:

                  6.9.1.3 any enhancements, updates or replacement SolCom Products or products incorporating a Full Duplex Fast Ethernet daughter card which are shipped by SolCom to its rescilers or end-users.

         6.9.2 License Fees due BP may be bundled and reported at the end of each HP fiscal quarter, reflecting SolCom Products and any product incorporating a Full Duplex Fast Ethernet daughter card shipped during the previous fiscal quarter, less any recoverable fees already paid by SolCom and any credits for returns, refunds to customers, or other adjustments. SolCom will make best efforts to remit License Fee reports to HP by the third working day after the end of each fiscal quarter. The amount of these payments and any other information associated to these payments is confidential information of SolCom. License Fees due HP by SolCom shall be deducted from Licensee Fees due SolCom as specified in this article 6.

         6.9.3 SolCom shall provide to HP a monthly report due fifteen days after the end of each calendar month of the sales for that month. HP may, at its sole expense and no more frequently than once a year, engage an independent auditor mutually acceptable to SolCom for the purpose of verifying NRE Refund reports. SolCom will maintain appropriate records, including sub-licensee sales, and make such records reasonably available to the auditor. If such records are found to be in error by more than five percent, then SolCom shall pay the deficient amount and the cost of the audit.

         6.9.4 HP shall be solely liable for taxes on all fees paid to UP by SolCom under this Agreement, including a state withholding and local use, sales, property (ad valorem), and other taxes but excluding taxes calculated solely on SolCom's income."

Add the following phrase to the beginning of section 8.2:
         "Except to the extent of the indemnity set forth below"
Add the following phrase to the end of section 8.2:
         "SolCom agrees to defend, indemnify and hold HP harmless from any claims, suits, proceedings, costs and expenses brought against or incurred by BP as a result of SolCom's use of the design and/or layout of EP's Multiport Token-Ring daughter cards, Half and Full Duplex Fast Ethernet daughter cards or Fast Ethernet Probe system processor boards"

Add section 8.5 as follows:
         "8.5 HP MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE TECHNOLOGY, ITS MERCHANTABILITY, OR ITS FITNESS FOR ANY PARTICULAR PURPOSE."


Amend Appendix A to include Appendix A-3 (see Appendix A -3):
Amend Agreement by inserting "and A-3 " after each reference to Appendix A Amend Appendix B to include Appendix B-4 (see Appendix B-4):

Amend Agreement by inserting "and B-4" after each reference to Appendix B Amend Appendix D to include Appendix D-4 (see Appendix D-4):
Amend Agreement by inserting "and D-4" after each reference to Appendix D

APPROVED AND AGREED TO:
                  SOLCOM SYSTEMS LIMITED         HEWLETT-PACKARD COMPANY


By:      /s / P.J. MacLaren                      By:    /s/ Greg Schiffman
Type Name:    P.J. MacLaren                      Type Name: Greg Schiffman
Title:   Financial Director                      Title:
Date:    24 November 1997                        Date:
                                            Materials Manager

                                                                    Amendment to
                                                                      DPA 38-097

                            AMENDMENT 5 TO AGREEMENT
                      NMO DPA 38-097 (aka DPA 0804-95097-1)
                              Between SolCom and HP

Please amend the opening paragraph to include the following:

         This Amendment ("Amendment") is entered into by SolCom Systems Limited, a company registered in Scotland ("SolCom") the Hewlett-Packard Company, a California corporation ("HP"). This Amendment is effective upon the date of the last signature ("Amendment Effective Date") and shall remain in effect for three years.

All Articles, Sections and Appendices of the original Agreement shall be binding on this Amendment unless noted below:

Add section 6.9 as follows:
         6.9 Upon execution of this Amendment, HP agrees to make an additional prepayment in the amount $153,000.00, for License Fees due SolCom in accordance with the provisions of this Article 6 and Appendices D, D-1, D-2, D-3 and D-4. This prepayment raises the outstanding balance of prepayments issued by HP to SolCom to $350,000.00. Prepayment ("Prepayment") shall mean the outstanding balance of all prepayments at the time of execution of this Amendment, including the $153,000 prepayment referenced above, which equals $350,000.00.

         This Pre-payment of License Fees shall be subject to the following conditions:
         6.9.1 The Prepayment shall not affect the current monthly License Fees due SolCom for a period of six (6) months from the issuance of such Prepayment.
         6.9.2 Should License Fees due SolCom exceed $100,000.00 in any one month during the six (6)month period following the issuance of the prepayment, HP reserves the right to reduce the amount of such License Fee payment to $100,000.00 by deducting the amount of the License Fees due in excess of $100,000.00 from the outstanding Prepayment balance.
         6.9.3 Six (6) months from the date of issuance of the Prepayment, HP shall amortize the remaining balance of the Prepayment over the succeeding six (6) month period and deduct that amount from the monthly License Fee payment due SolCom.
         6.9.4 SolCom agrees to provide HP with quarterly Financial Forecasts until such time that HP recovers the Prepayment. The Financial Forecasts shall include profit and loss statements, balance sheets and cash flow projections. The Financial Forecasts shall be subject to the confidentiality term in article 7.
         6.9.5 HP reserves the right to extend the period before which the amortization and recovery of the Prepayment begins based on BP's assessment of SolCom's current business conditions.

      APPROVED AND AGREED TO:
                  SOLCOM SYSTEMS LIMITED          HEWLETT-PACKARD COMPANY


By:      /s /P.J. MacLaren                        By:    /s/ Greg Schiffman
Type Name:   Peter J. MacLaren                    Type Name:   Greg Schiffman
Title:   Financial Director                       Title:    Controller
Date:    21 July 1997                             Date:    August 14, 1997
                                              Materials Manager

                                                                    Amendment to
                                                                      DPA 38-097

                            AMENDMENT 6 TO AGREEMENT
                     NMO DPA 38-097 (aka DPA 0804-95097-1)
                             Between SolCom and HP

Please amend the opening paragraph to include the following:
         This Amendment ("Amendment") is entered into by SolCom Systems Limited, a company registered in Scotland ("SolCom") and the Hewlett-Packard Company, a California corporation ("HP"). This Amendment is effective upon the date of the last signature ("Amendment Effective Date") and shall remain in effect for three years.

All Articles, Sections and Appendices of the original Agreement shall be binding on this Amendment unless noted below:

Amend entire agreement and any Amendments by inserting "and T1, E1, V-Series, T3, HSSI, ATM-OC3, ATM-UTP, ATM-DS3, ATM-E3 "immediately after Fast Ethernet, wherever Fast Ethernet is referenced, with the following exceptions:

         Section 1.4 insert - "or T1, E1, V-Series, T3, HSSI, ATM-OC3, ATM-UTP, ATM-DS3, ATM-E3" after Fast Ethernet
         Section  2.9:  Do not make any insertions
         Section 2.10: Do not make any insertions
         Appendix A-2 and A-3: Do not make any insertions
         Appendix B-2, B-3, B-4: Do not make any insertions
         Appendix D-2, D-3 and D4: Do not make any insertions
         Appendix K: Do not make any insertions

Amend section 1.10 by inserting the following after "Quad Ethernet daughter card or Dual Token-Ring daughter card"
         "T1, E1 or V-Series, T3, HSSI, ATM-OC3, ATM-UTP, ATM-DS3, ATM-E3 daughter card"

Add sections 1.20, 1.21, 1.22, 1.23, 1.24, 1.25, 1.26 and 1.27 as follows:

         1.20 T1 daughter card ("TI daughter card") shall mean a PCI bus card for the J3458A chassis which connects to a Tl WAN connection (per ANSI Tl.403) via an RJ-48C and mini-bantam style connector to access full span (T1 1544 kbps access channels) and fractional T1 (FTI) channels comprising an arbitrary configuration and number of time slots up to the maximum possible. Time slots may be 56kbps or 64 kbps.

         1.21 El daughter card ("El daughter card") shall mean a PCI bus card for the J3458A chassis which connects to a CEPIT El WAN connection (per G.703 and G.704) 75- ohm and 120-ohm interfaces via BNC and dual conductor (BR2) BNC to access full span (E I 1984 kbps access channels) and fractional El channels comprising an arbitrary configuration and number of time slots up the maximum possible.

         1.22 V-Series daughter card ("V-Series daughter card") shall mean a PCI bus card for the J3458A chassis which connects to V.24 (RS-232), V.35, V.36 (RS-449). ANSI/EIA/TIA-530 (25-pin
                  interface) and X.21 (V.11) supporting as appropriate line rates up to 2048 kbps.

         1.23 HSSI daughter card ("HSSI daughter card") shall mean a PCI bus daughter card that is compatible with the HP J3458A Fast Ethernet LANProbe motherboard. This daughter card shall connect per ANSI/EIA/TIA-612 and ANSI/EIA/TIA-613 via a 50-pin connector. It shall be capable of monitoring at speeds up to 52 Mbps.

         1.24 T3 daughter card ("73 daughter card") shall mean a PCI bus daughter card that is compatible with the HP J3458A Fast Ethernet LANProbe motherboard. The daughter card shall connect per T1.107a-1990. It shall be capable of monitoring full span or fractional framed services up to 44.736 N4bps.

         1.25 ATM-UTP daughter card ("ATM-UTP daughter card") shall mean a PCI bus daughter card that is compatible with the HP J3458A Fast Ethernet LANProbe motherboard. The daughter card shall connect via RJ-45 connectors with Sonet and SDH framing. It shall be capable of monitoring a 155 Mbps connection.

         1.26 ATM-OC3 daughter card ("ATM-OC3 daughter card") shall mean a PCI bus daughter card that is compatible with the HP J3458A Fast Ethernet LANProbe motherboard. The daughter card shall connect to OC-3c/STM-1 via fiber SC connectors with Sonet and SDH framing.

         1.27 ATM-DS3 daughter card ("ATM-DS3 daughter card"') shall mean a PCI bus daughter card that is compatible with the HP J3458A Fast Ethernet LANProbe motherboard. The daughter card shall connect per T1.107a-1990. It shall be capable of monitoring full span or fractional framed services up to 44.736 Mbps.

         1.28 E3 ("E3 daughter card") ATMProbe daughter card shall mean a PCI bus daughter card that is compatible with the HP J3458A Fast Ethernet LANProbe motherboard. The daughter card shall connect via 75-ohm unbalanced BNC connectors and support PLCP and direct cell mapping, C-bit, M13, and G.804/G.832.G.751 framing and B3ZS and HDB3 line codes.

Amend section 2.2 by adding the following sentence:
         "And, HP shall pay an NRE of one hundred twenty thousand two hundred dollars ($120,200) in accordance with the "NRE Schedule" in Appendix A-4 for the development of TI, El or V-Series, T3, HSSI ATM-OC3, ATM-UTP, ATM-DS3, ATM-E3 daughter cards.

Add section 8.6 as follows:
         "Notwithstanding   anything  to  the  contrary  in  Article  8  of  the

         Agreement,  SolCom's  liability to HP for costs  associated with design defects in the T1, El, V-Series, T3, HSSI, ATM-OC3,  ATM-UTP,  ATM-DS3,

         ATM-E3  daughter  cards  shall  not  exceed  the  greater  of forty two thousand dollars  ($42,000) or twelve and a half percent (12.5%) of the total license fees paid to date for each individual daughter card."

Amend Appendix A to include  Appendix A-4 (see Appendix A-4):
Amend Agreement by inserting "and A-4" after each reference to Appendix A Amend Appendix B to include Appendix B-5 (see Appendix B-5):
Amend Agreement by inserting "and B-5" after each reference to Appendix B Amend Appendix D to include Appendix D-5 (see Appendix D-5):
Amend Agreement by inserting "and D-5" after each reference to Appendix D Amend Agreement by adding Appendix L, Additional Firmware Requirements Amend Agreement by adding Appendix M, Vesuvius High Level Architecture

APPROVED AND AGREED TO:
        SOLCOM SYSTEMS LIMITED                HEWLETT-PACKARD COMPANY


By:                                           By:
Type Name:                                    Type Name:
Title:                                        Title:
Date:                                         Date:
                                           Materials Manager

        (Rest of page intentionally left blank)